EXHIBIT 99.2


             IN THE COURT OF CHANCERY FOR THE STATE OF DELAWARE

                        IN AND FOR NEW CASTLE COUNTY


                                                   )
In re: Wireless Holdings, Inc.,                    )      C.A. No. 15554
a Delaware corporation                             )
                                                   )


                   PETITION FOR APPOINTMENT OF A CUSTODIAN

       Petitioner Videotron USA, Inc. ("Videotron USA"), by its attorneys, Duane, Morris & Heckscher and Kronish, Lieb, Weiner &
Hellman LLP, for its Petition, alleges upon knowledge as to itself and upon information and belief as to all other matters as follows:

                            Nature Of This Action

       1.     This is an action for the appointment pursuant to 8 Del. C.
Section 226(a)(2) of a custodian for Wireless Holdings, Inc. ("WHI").

       2. Petitioner Videotron USA is a corporation organized under the laws of the State of Delaware with its principal place of business in the State of Florida.

       3. WHI is a corporation organized under the laws of the State of Delaware with its principal place of business in the State of California.

       4.     Petitioner Videotron USA and Transworld
Telecommunications, Inc. ("TTI") are equal shareholders in WHI, and WHI's board of directors (the "WHI Board") is composed of two representatives of each of its shareholders. WHI's bylaws contain no provision for the resolution of a deadlock.

       5. The business of WHI is suffering and is threatened to continue suffering irreparable harm because it has no sourceof future financing, is currently unable to meet the majority of its obligations to third parties and is unable to sustain its operations. Although Videotron USA presented two proposals for financing the company to the WHI
Board, the board is so divided that it has deadlocked over the approval of plans for financing the continued operations of the company.

                                 Background

       6. TTI and Videotron USA are the sole shareholders of WHI, a business founded in November 1993. Since its incorporation, WHI has acquired wireless cable systems in geographical markets within the United States.

       7. WHI currently has approximately 25 employees. It operates its wireless cable systems through licenses and leases of broadcast spectrum it has obtained from third parties.

                             The WHI Litigations

       8.     From December 1994 until March 1995, Videotron USA and
TTI were involved in arbitration and litigation concerning a shareholders agreement between and among themselves and WHI. (These matters are referred to collectively as the "Litigations".)

       9. The Litigations were resolved by a settlement agreement dated as of March 31, 1995 (the "March Agreement") which required the shareholders to retain Goldman Sachs & Company ("Goldman") to arrange the sale of WHI to a third party and required Videotron USA and TTI to accept any sale transaction (a "Transaction") recommended by Goldman as long as certain minimum conditions were satisfied.

       10. The March Agreement also obligated Videotron USA to fund WHI's day-to-day operations, fulfill WHI's existing obligations to third parties and complete any Transaction recommended by Goldman.
Such funding was to be effected through loans evidenced by unsecured long-term promissory notes, and under the March Agreement, Videotron
USA was to remain obligated to fund WHI until 90 days after the later of October 31, 1995 or the termination of a Transaction agreement.

       11. The March Agreement also made certain provisions for ending the relationship between Videotron USA and TTI in the event that no Transaction was consummated (collectively, the "Buy-Sell Provisions"). Specifically, upon termination of a Transaction agreement, Videotron
USA had the right to give notice of its election to purchase TTI's interests in WHI. If Videotron USA did not give such notice within a specified period, then TTI would be obligated to purchase Videotron USA's interest in WHI. The Buy-Sell provisions contained a formula for calculating the purchase price of such interests and provided that if the purchasing party did not complete its purchase within a specified period, the selling party could, among other rights and remedies, purchase the other party's interest in WHI at a ten percent discount.

               The PTG Transaction and the November Amendment

       12. In or about May 1995, Goldman identified Pacific Telesis Group and its subsidiaries (collectively, "PTG") as a potential acquiror of WHI. On September 11, 1995, Goldman advised TTI and Videotron USA in writing to confirm their acceptance of the terms offered by PTG in a term sheet of the same date and to proceed to finalize a definitive agreement for a Transaction with PTG.

       13. TTI, however, refused to proceed with the PTG transaction unless it received consideration in excess of that provided for under the March Agreement. In September 1995, Videotron USA was forced to commence a litigation (the "September Litigation") seeking specific performance of TTI's obligations under the March Agreement.

       14. On September 25, 1995, TTI agreed to return to the negotiations with PTG, and the September Litigation was subsequently dismissed. These negotiations resulted in a Stock Purchase Agreement (the "PTG Agreement") dated as of November 9, 1995 pursuant to which the capital stock of WHI was to be sold to PTG (the "PTG Transaction").

       15. In addition, the parties to the March Agreement, as well as certain related entities entered into an Amendment and Supplemental Agreement (the "November Amendment"), dated as of November 9, 1995, which amended the March Agreement in certain respects.

       16. Among other things, The November Amendment altered the length of the term of Videotron USA's obligation under the March Agreement to provide funding to WHI. Under the November
Amendment, Videotron USA remained obligated to fund WHI only as long as PTG remained obligated to consummate the PTG transaction.

                   The Termination of the PTG Transaction

       17.    On November 12, 1996, PTG terminated the PTG
Agreement and abandoned the PTG Transaction. The parties to the PTG Agreement are currently involved in arbitration over their respective rights and obligations in connection with the termination of the PTG Agreement.

       18. Moreover, under the Buy-Sell Provisions of the March Agreement, because Videotron USA did not exercise its right to purchase TTI's interest in WHI within the requisite time period, TTI is obligated to complete its purchase of Videotron USA's interest by February 22, 1997. However, Videotron USA does not believe that TTI will meet this obligation.

       19. In accordance with the November Amendment, Videotron USA's obligation to fund WHI ended with the termination of the PTG Transaction. Neither the March Agreement nor the November
Amendment provides a method for financing WHI after the termination of the PTG Transaction.

       20. To date, the WHI Board has not approved any alternate plan for financing WHI's day-to-day operations and obligations to third parties. WHI's business is currently not generating sufficient cash flow to meet its capital and cash requirements. WHI does not have financing to support a profitable exploitation of its assets, and it is currently not able to meet the bulk of its third party obligations.

       21. Accordingly, WHI is currently unable to fund its operations, preserve the current value of its assets, explore options to exploit those assets, and defend or prosecute its litigation with PTG. Because of WHI's current financial condition and various other factors, it is unlikely that a commercial lender or industry investor would be willing to advance funds to it.

                The February 5 1997 Meeting and the Deadlock

       22. In accordance with the procedures set forth in WHI's bylaws, on January 29, 1997, Guy G. Beaudry, WHI's Chairman of the
Board and one of Videotron USA's representatives to the WHI_Board, sent notice to the other board members that a special meeting of the WHI Board was to be held by telephone on January 31, 1997 to discuss, among other things, a proposal by Videotron USA to provide additional financing to WHI in the form of an investment structured by purchasing a non-interest bearing promissory note convertible into WHI common stock.

       23. Videotron USA's investment in WHI is now over $55 million while TTI's investment is less than $8 million.

       24. In light of the disparity of over $45 million in the current investments of Videotron USA and TTI in WHI, the uncertainty as to WHI's future and the longstanding conflict in the relationship of WHI's two shareholders, Videotron USA was unwilling to advance significant additional funds to WHI on the same terms it had previously provided pursuant to its obligation under the March Agreement.

       25. Thus, on January 30, 1997, Mr. Beaudry sent a memorandum (the "January 30 Memorandum") to the members of the WHI Board describing Videotron USA's proposed financing of WHI and attaching a draft resolution and a proposed form of convertible grid note to implement the proposal.

       26. As described in the January 30 Memorandum, Videotron USA proposed to commit up to $2.5 million to WHI to be invested in it through August 31, 1997 as required for the preservation and development of the WHI business during that period and in accordance with WHI's current financial projections. This amount would be invested to acquire common stock of WHI (through a convertible note) at a price based on the current fair market value of WHI as determined by a reputable investment banking firm. The proposal contemplated that TTI would have the opportunity to match investments with Videotron USA for up to 30 days after each investment was made, and that in the event TTI did not match Videotron USA's investment, it would be entitled to maintain at least one director provided that its stock ownership in WHI was at least 30%.

       27. In the January 30 Memorandum, Mr. Beaudry also informed the WHI Board that if it did not adopt Videotron USA's financing proposal or a viable alternative, Videotron USA would propose, as an interim measure, a 30 day nonconvertible loan to WHI in an amount sufficient to meet certain of WHI's fixed obligations.

       28. At the request of the TTI representatives to the WHI board, the meeting scheduled for January 31, 1997 was postponed. After considerable discussion between the TTI and Videotron USA representatives to the WHI Board, certain additional items were added to the agenda. The meeting of the WHI Board (the "Board Meeting") was held by teleconference on February 5, 1997.

       29. At the Board Meeting, a Videotron USA representative to the WHI Board moved for the adoption of the resolution that would implement Videotron USA's financing proposal. When the resolution was put to a vote, the resolution failed because the WHI board members deadlocked; the two Videotron USA representatives voted in favor of the proposal, and the two TTI representatives voted against it.

       30. Thereafter, a Videotron USA representative to the WHI Board moved for the adoption of a resolution to approve Videotron USA's proposal to provide short-term financing to WHI in the manner described above. Once again, the two Videotron USA representatives voted in favor of the resolution and the two TTI representatives voted against it. This deadlock resulted in the failure of the short term financing proposal as well.

       31. As a result of the deadlock of the WHI Board, the Board Meeting ended without the approval of any plan for the provision of financing to WHI.

       32. TTI has failed to present any viable alternative to solve WHI's immediate need for financing, stating only that it wants Videotron USA to purchase its interest in WHI or to continue to provide long term debt on a basis which is onerous to Videotron USA and therefore not acceptable to it. Upon information and belief, TTI is unwilling to approve any financing proposal that would dilute its interest in WHI or impair its negotiating position with Videotron USA.

       33. In recognition of WHI's immediate and urgent financial need, in response to a funding request by WHI's general manager, on February 13, 1997, Guy Brochu, the vice president of administration of Videotron USA informed WHI that notwithstanding the inability of the WHI Board to agree as to how WHI is to be financed, on February 14, 1997, Videotron USA would advance $200,000 as a demand loan with interest at 15% to enable WHI to meet certain of its immediate obligations and preserve the value of its assets. Videotron USA advised TTI that it was not prepared to make further advances on this basis.

       34. Notwithstanding WHI's immediate need for funding, on February 14, 1997, one of TTI's representatives telephoned Mr. Brochu and ordered that Videotron USA not make that advance.

                              Irreparable Harm

       35. As a result of the deadlock of the WHI Board over financing, the business of WHI is suffering and is threatened to continue to suffer irreparable harm.

       36. Because there is no firm source for financing in place, WHI is unable to plan for its business and operations, explore options for exploiting its assets and preserve the current value of those assets. WHI is already unable to fund its day-today operations, pay its 25 employees and meet the majority of its contractual obligations to its lessors and other trade creditors.

       37. If WHI does not meet its contractual obligations to its lessors and other trade creditors, it is in danger of losing by default many of the leases and other rights which constitute its primary assets.

                            FIRST CAUSE OF ACTION

                       (For Appointment of a Custodian
                      Pursuant to 8 Del. C. 226(a)(2))

       38. Videotron USA repeats and realleges the allegations of paragraphs 1 through 37 as if fully set forth herein.

       39. The business of WHI is suffering and is threatened to continue to suffer irreparable harm because the directors are so divided respecting financing for the company that a required vote for action by the WHI
Board cannot be obtained. WHI's bylaws make no provision for resolution of a deadlock.

       40. Because Videotron USA and TTI are 50-50 shareholders in WHI and have equal representation on the WHI Board, the shareholders in WHI are unable to terminate the WHI Board's division.

       41. Accordingly, a custodian should be appointed for the limited purpose of resolving any deadlock with respect to financing for WHI whenever the WHI Board is so divided regarding proposals for financing that the required vote for action by the WHI Board cannot be obtained.

                           SECOND CAUSE OF ACTION

                     (For Expenses and Attorneys' Fees)
       42. Videotron USA repeats and realleges the allegations of paragraphs 1 through 41 as if fully set forth herein.

       43. The appointment of a custodian to resolve deadlocks of the WHI Board regarding financing for WHI will confer benefits on WHI.

       44. Videotron USA is therefore entitled to payment by WHI for the expenses it actually and reasonably incurs (including attorneys' fees) in connection with this action.

                              PRAYER FOR RELIEF

       WHEREFORE, Videotron USA respectfully requests that this Court issue an order:

       (a) appointing a custodian for the limited purpose of resolving deadlocks of the WHI Board regarding financing for WHI;

       (b) awarding Videotron USA expenses (including attorneys' fees) it incurs in connection with this action in an amount to be proven; and

       (c) such other and further relief as the Court deems just and proper.

                                           DUANE, MORRIS & HECKSCHER

                                           By: /s/ Judith Nichols Renzulli
                                           Judith Nichols Renzulli
                                           Robert J. Valihura, Jr.
                                           1201 Market Street, Suite 1500
                                           P.O. Box 195
                                           Wilmington, Delaware 19899
                                           (302) 571-5550

                                           Attorneys for Petitioner
                                           Videotron USA, Inc.

OF COUNSEL:

KRONISH, LIES, WEINER & HELLMAN LLP
Celia Goldwag Barenholtz
Beth E. Levine
1114 Avenue of the Americas
New York, New York 10036-7798
(212) 479-6000

February 19, 1997